Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS A TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

[***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

ELECTRIC SERVICE AGREEMENT

***

WITH

ONE BLOCKCHAIN, LLC

ELECTRIC SERVICE AGREEMENT

THIS AGREEMENT is made this 1st day of October, 2026 (the “Effective Date”), by and between ***, a *** Corporation (the “Company”), party of the first part, and ONE BLOCKCHAIN, LLC, a Delaware limited liability company (the “Customer”), party of the second part.

In consideration of the mutual covenants herein contained, the parties hereto, for themselves, their successors and assigns, do hereby agree that, subject to the following conditions, the Company shall sell and deliver electric power to the Customer, and the Customer shall purchase, receive, use and pay for same:

1. Service Requirements The electric power to be delivered hereunder shall be three phase, alternating, at a frequency of approximately sixty (60) cycles per second, and at approximately 34,500 volts. Delivery of said power shall be made in ***, at a delivery point described as follows: on the high voltage (34.5 kV) side of the Customer’s transformers located on their premises in the ***.

The contract demand shall be 65,000 kilovolt-amperes. The Company will install and own such meter(s) as shall be necessary to measure and record the electrical energy delivered hereunder, such meter(s) to be located: on the Company’s side of the delivery point described above.

The power shall be used at the Customer’s establishment, known as CLT01 located entirely on a single contiguous premises at or near ***.

2. Rate Schedule and Service Regulations The sale, delivery, and use of electric power hereunder, and all services of whatever type to be rendered or performed in connection therewith, shall in all respects be subject to and in accordance with all the terms and conditions of the Company’s Rate Schedule I (Industrial) and its Service Regulations, both of which are now on file with The Public Service Commission of ***, and are hereby incorporated by reference and made a part hereof as though fully set forth herein. Said Rate Schedule and Service Regulations are subject to change, revisions, alteration or substitution, either in whole or in part, upon order of said commission or any other regulatory authority having jurisdiction, and any such change, revision, alteration, or substitution shall immediately be made a part hereof as though fully written herein, and shall nullify any prior provision in conflict therewith.

3. Initial Delivery Date The Company will make commercially reasonable efforts to begin to deliver electric power to the Customer on or before the 15th day of December , 2026 (the “Initial Delivery Date”); provided however, the Initial Delivery Date cannot be earlier than the termination of that certain Electric Services Agreement between the Company and BPV Power Alpha LLC dated October 15, 2021 (“BPV ESA”). However, if the Company is prevented from delivering power, or the customer from accepting power, on said date by reason of strike, stoppage of labor, riot, fire, flood, ice, adverse weather, invasion, civil war, commotion, insurrection, military or usurped power, accident, order of any Court or Judge granted in any bona fide adverse legal proceedings or action, order of any civil authority, explosion, act of God or public enemies, failure of the BPV ESA to be terminated (other than a failure caused by Company not agreeing to such termination), or any other cause reasonably beyond the control of the parties, and not attributable to neglect, then, and in such case or cases, the Initial Delivery Date of power hereunder shall be extended for a period proportionate to such delay or prevention. Notwithstanding any other provision, if Customer has failed to start accepting power within 180 days following the Initial Delivery Date, Company shall have the right to terminate this Agreement upon providing written notice to the Customer.

4. Term The term of this agreement shall be 15 year(s), beginning on the Initial Delivery Date and continuing thereafter from year to year until terminated. The parties shall have the right of termination provided in the attached Rate Schedule, as from time to time amended; and in the absence of any such provision, either party may terminate this Agreement upon written notice to the other delivered at least sixty (60) days in advance of the termination of the original term or any then existing additional term.

5. Minimum Bill and Payment The minimum Customer Specific Demand Charge, as this term is defined in the Company’s Experimental Rider ED-1, shall be $400,000.00 per month, beginning on the Effective Date. Notwithstanding the foregoing, prior to the Trigger Date (defined below), Customer shall pay $200,000.00 of such monthly minimum charge in cash by the regular due date, and the remaining $200,000.00 of such monthly minimum charge (the “Deferred Minimum Charge”) shall accrue, without interest, and shall become due and payable in a single payment on the earlier of (i) December 31 of the calendar year in which such Deferred Minimum Charge accrued, or (ii) the Trigger Date, with accrual of any Deferred Minimum Charge restarting January 1 of each year following the payment of such Deferred Minimum Charge on December 31 of the prior year. From and after the Trigger Date, the full monthly minimum charge shall be payable in cash by the regular due date, and the foregoing deferral shall no longer apply. “Trigger Date” means the earlier to occur of (a) the date Customer’s demand first reaches 40,000 kilovolt-amperes, or (b) December 31, 2027. Bills will be rendered each month by the Company for the electric power delivered during the preceding month and shall be payable at the office of the Company at ***, on or before the tenth (10th) day after date of such bill, but by no later than the due date as shown on the bill.

6. Quality of Service The Customer agrees that should it use any part of the power delivered hereunder for lighting or for special processes requiring a continuity of service or control, not reasonably obtainable from the lines of the Company, it will install and maintain all proper regulating, controlling and auxiliary apparatus and devices made necessary by the use of said power for such purposes. The Company shall not be required to furnish service to the Customer if the Customer’s equipment is operated in such manner as to cause unreasonable voltage or other electrical fluctuations on the Company’s circuits, which fluctuations are detrimental to service to the Company’s other customers. The Company may impose reasonable restrictions on the use of electric service by the Customer if the Customer creates conditions that prevent the Company from supplying satisfactory service to the Customer, or to the Company’s other customers. The Company may require the Customer to either discontinue operation of the equipment or install the necessary protective apparatus to eliminate the disturbance to any other customers on the Company’s electrical system. Voltage sags and voltage fluctuations are inherent in electric utility transmission and distribution systems. The responsibility for providing unusually close voltage regulation to mitigate the aforementioned voltage fluctuations where required by the nature of the Customer’s load, shall rest with the Customer.

7. Deposit A deposit will be required of a new Customer in an amount equal to an estimated two (2) months maximum bill under full operation. A deposit may be required of a present Customer in an amount equal to the total actual bills of the highest two (2) consecutive months based on the experience of the preceding twelve (12) months. All deposits may be subject to review based on the actual experience of the Customer. The amount of the deposit may be adjusted upward or downward to reflect the actual billing experience and payment habits of the Customer. A deposit may be satisfied by any one of the following methods, in the sole discretion of the Company: (1) Cash Deposit (2) Surety Bond with an A.M. Best rating of B++ (Good) or above (or an equivalent rating from another agency) or (3) Letter of Guarantee by another Company, which is an Industrial Customer of the Company. If the Customer uses a Surety Bond as a deposit, the Customer must file prior to the Initial Delivery Date, and at each renewal date, a certificate with the Company verifying that the Surety Bond is in force.

8. Infrastructure Early Termination Fee. If Customer fails to commence receipt of electric power or this Agreement is otherwise terminated in advance of the expiration of the original term, Customer shall pay to Company a fee of $250,000, which reflects the incremental economic impact of the Customer on the Company’s infrastructure. As security for the payment of this fee, Customer shall provide a pre-payment of $250,000 no later than thirty (30) days following the Effective Date, and such pre-payment will be applied toward the Customer’s power bills following commencement of electrical service to the Customer.

9. Applicable PPA Provisions. The Company purchases wholesale power generation under a power purchase agreement (“PPA”) with a third party. This PPA may in the future have specific provisions applicable to Customer, in which case Company will notify Customer and apply such provisions to Customer.

10. Operational Requirement. The Company may require the Customer to temporarily operate a portion or all of the Customer’s back-up generation as needed for the Company’s system reliability purposes, for example annual reliability testing or system restoration activities. If so, the Company will provide the Customer reasonable notice if possible, and the Customer will comply with the Company’s requests.

IN WITNESS WHEREOF, on the day and year first above written, the parties hereto have caused their corporate names to be hereunto subscribed and attested by their respective representatives, executed in duplicate.

ATTEST: ***

By:	/s/ ***	By:	/s/ ***
Name:	***	Name:	***
Title:	Business Controller	Title:	President

ATTEST: ONE BLOCKCHAIN, LLC

By:	Eyal Rozen	By:	Its manager, BlockchAIn Digital Infrastructure, Inc.

			By:	Its CEO, Yuan (“Jerry”) Tang
Name:	/s/ Eyal Rozen
Title:	COO		Name:	/s/ Jerry Tang

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